Exhibit 99.1

Order Preliminarily Approving Settlement, Approving Form and Manner of Notice

and Scheduling a Hearing on Fairness, Reasonableness and Adequacy of Settlement

IF YOU HELD OPNEXT COMMON STOCK FROM AND INCLUDING MARCH 26, 2012, THROUGH AND INCLUDING JULY 23, 2012, YOU MAY BE A MEMBER OF THE “SETTLEMENT CLASS” AND HAVE CERTAIN LEGAL RIGHTS AND OPTIONS WITH RESPECT TO THIS SETTLEMENT AS SET FORTH BELOW. YOUR RIGHTS AND OPTIONS AND THE DEADLINES TO EXERCISE THEM ARE EXPLAINED BELOW.

YOUR LEGAL RIGHTS AND OPTIONS IN THIS SETTLEMENT:

DO NOTHING	You will be bound by the Final Judgment entered by the Court if it approves the Settlement, including the release of the Released Claims, as defined in the Stipulation of Settlement. The Stipulation of Settlement and the proposed Final Judgment are attached hereto as Exhibits A and B, respectively.

OBJECT	You may write to the Court if you do not like this Settlement. The deadline to file an objection to the Settlement is January 17, 2013.

GO TO A HEARING	You may ask to speak in Court about the fairness of the Settlement. The final fairness hearing will be held at 10:00 a.m. on January 31, 2013 at Department 17, Alameda County Superior Court, County Administration Building, 1221 Oak Street Oakland, CA 94612. You may file a notice of intent to appear at the final fairness hearing. It may be filed by mail or in person at 1225 Fallon Street, Oakland, CA 94612. (Please note: Due to unforeseen circumstances the hearing date may change without further formal notice being disseminated. Plaintiffs’ counsel may be contacted to confirm that the hearing will proceed as scheduled.)

Settlement of Certain Litigation

As previously disclosed at page 88 of the amended joint proxy statement filed June 13, 2012 (the “Proxy”), Opnext, Inc. (“Opnext” or “the Company”), the members of its board of directors, Oclaro, Inc. (“Oclaro”), and Tahoe Acquisition Sub, Inc. (“Tahoe”) have been named as defendants in certain actions filed on behalf of Opnext stockholders challenging the merger of Opnext and Oclaro (the “Merger”). As disclosed in the Proxy, these actions include purported stockholder class actions in the Superior Court of California (the “Court”) and the Delaware Court of Chancery (collectively, the “Actions”) and sought relief based on allegations that the Merger constituted a breach of the fiduciary duties owed to the Company’s shareholders by the Individual Defendants (as defined herein) aided and abetted by Oclaro and Opnext.

More specifically, five putative class actions challenging the merger have been filed in the Superior Court of the State of California in and for the County of Alameda: (1) Martin Zilberberg v. Charles J. Abbe, No RG12623460, on March 28, 2012; (2) Eleanor Welty v. Harry L. Bosco, Case No. RG12624240, on April 4, 2012; (3) Todd Wright v. Harry L. Bosco, Case No. RG12624343 (the “Wright Action”), on April 5, 2012; (4) Stephen Greenberg v. Charles J. Abbe, No. RG12624444, on April 5, 2012; and (5) Mark Graf v. Opnext, Inc., No. RG12624798, on April 9, 2012.

The five putative class actions in California have been consolidated under Martin Zilberberg v. Charles J. Abbe, No. RG12623460, currently pending before the Honorable Steven A. Brick in Department 17 of the Alameda County Superior Court.

Two putative class actions challenging the merger have been filed in the Delaware Court of Chancery: Glenn Freedman v. Opnext, Inc., CA No. 7400-VCL, on April 5, 2012; and (2) Berger v. Bosco, No. 7406-VCL, on April 9, 2012. The two Delaware actions have been consolidated under the caption In re Opnext, Inc. Shareholders Litigation, C.A. No. 7400-VCL.

The defendants in each case are Opnext, and the members of Opnext’s Board (Charles J. Abbe, Harry L. Bosco, Kendall Cowan, Dr. David Lee, Rytuichi Otsuki, John F. Otto, Jr., Phillip J. Otto, and William L. Smith, (“Individual Defendants”)), Oclaro, Inc. and Oclaro’s wholly-owned subsidiary, Tahoe Acquisition Sub, Inc.

On May 14, 2012, the plaintiffs in the consolidated Delaware action and the consolidated California action each filed consolidated, amended class action complaints. Each action alleges that Opnext and its Board breached their fiduciary duties to Opnext stockholders by entering into the merger agreement. The Delaware action contained another claim specifically alleging that the Individual Defendants breached their fiduciary duties by failing to disclose all material facts about the Merger. In this regard, both complaints alleged that defendants failed to provide material information regarding (i) the negotiation of the Merger; (ii) the methodologies utilized by Opnext’s financial advisor; and (iii) and information regarding potential conflicts of interests of the parties involved in the Merger. Each action further alleged that the Oclaro defendants aided and abetted those breaches of fiduciary duties.

The plaintiffs in each case sought an order (a) to proceed as a class action; (b) enjoining the merger; (c) rescinding the transaction, if it is consummated, or awarding rescissionary damages; (d) seeking an accounting of all damages; and (e) seeking attorneys’ fees. The consolidated complaint in the California action also seeks compensatory damages, a declaration that the proposed transaction violates defendants’ fiduciary duties, and an order requiring the Individual Defendants to fulfill their fiduciary duties.

On May 16, 2012, the Delaware Court of Chancery granted the defendants’ motion to proceed in one jurisdiction and stayed the consolidated Delaware action.

On July 31, 2012, after the parties to the Actions engaged in substantial discovery, including the production of documents, defendants entered into a memorandum of understanding (the “MOU”) with plaintiffs in the Actions regarding the settlement of the claims (the “Settlement”). In connection with the Settlement contemplated by the MOU, defendants agreed to make certain additional disclosures related to the Merger, which were contained in a Form 8-K filed on July 6, 2012.

The supplemental disclosures included additional information regarding: (i) an unsolicited phone call received prior to the execution of the Merger Agreement from a representative of a private equity firm that subsequently made an unsolicited non-binding offer for Opnext after the execution of the Merger Agreement; (ii) the interest of the private equity group in pursuing a transaction with Opnext and the rationale for the Board’s decision not to pursue the inquiry; (iii) Hitachi, one of Opnext’s largest shareholders, which, with representation on the Opnext Board, would support the Merger but would not continue to serve on the post-merger company’s Board, as well as Hitachi’s reason for not wishing to continue its board membership; (iv) the identity of the members of the strategic advisory committee Opnext formed in connection with the Merger; (vi) the reasons why a potential buyer identified in the Company’s S-4 as Company B was no longer interested in continuing discussions with Opnext; and (vii) Blackstone’s Selected Companies Analysis and Precedent Transaction Analysis.

On September 21, 2012, the parties entered into a Stipulation of Settlement (the “Stipulation”).1 The Stipulation memorialized the terms of the MOU. As such, the relief provided to Opnext shareholders as a result of the Settlement are the supplemental disclosures described above. No monetary relief will be provided as a result of the Settlement. The Stipulation also provides for the payment of attorneys fees upon Court approval to Plaintifs’ Counsel in an amount not to exceed $235,000.00. The Settlement, pursuant to the Stipulation, will be presented before the Superior Court of California in the County of Alameda. If the California Court grants approval of the Settlement, the Stipulation provides that a condition of the settlement is that the related action pending in the Delaware Court of Chancery will be dismissed. On November 19, 2012, the Court entered an order preliminarily approving the terms of the Settlement embodied within the Stipulation.

[1]	Unless otherwise defined herein, all capitalized terms have the same meaning as set forth in the Stipulation.

On January 31, 2013 at 10:00 a.m., a hearing (the “Final Approval Hearing”) will be held at which the Court will consider the fairness, reasonableness, and adequacy of the Settlement. If the Settlement is finally approved by the Court, it will resolve and release all claims in the Actions and in any actions that were or could have been brought challenging any aspect of the Merger, the Merger agreement, and any disclosure made in connection therewith. In addition, in connection with the Settlement, the Settling Parties contemplate that Plaintiffs’ Counsel will file a motion for the award of attorneys’ fees and expenses up to $235,000 to be paid by Opnext or its successor (or an entity on its behalf) (the “Fee Award”).

OBJECTING TO THE SETTLEMENT

If you are a member of the Settlement Class as defined above, you can object to the Settlement if you do not like any part of it. You can give reasons why you think the Court should not approve it. The Court will consider your views. To object, you must mail a letter to each address provided below, saying that you object to the Settlement in Martin Zilberberg v. Charles J. Abbe, et al., No. RG12623460. Instead of mailing your letter to the Court, you may file it in person at the address for the Court listed below. Be sure to include your name, address, telephone number, your signature, the number of shares of Opnext common stock that you held at any time from and including March 26, 2012, through and including July 23, 2012, the date of the consummation of the Merger, proof of ownership, and the reasons you object to the Settlement. You must mail a copy of your objection to the other persons listed below as well. Mail the objection so that it is received no later than January 17, 2013.

COURT	Clerk of Superior Court René C. Davidson Alameda County Courthouse 1225 Fallon Street Oakland, CA 94612 Note: In lieu of mailing, you may file the objection in person at this location.

PLAINTIFFS’ SETTLEMENT COUNSEL	Louis Boyarsky GLANCY BINKOW & GOLDBERG LLP 1925 Century Park East, Suite 2100 Los Angeles, CA 90067

DEFENSE COUNSEL (OPNEXT)	Blair Connelly LATHAM & WATKINS LLP 885 Third Avenue, Suite 1000 New York, NY 10022-4834

DEFENSE COUNSEL (OCLARO)	Gidon M. Caine ALSTON + BIRD LLP 275 Middlefield Road, Suite 150 Menlo Park, CA 94025

COURT HEARING ON THE SETTLEMENT

The Court will hold a hearing to decide whether to approve the Settlement. You may attend and you may ask to speak, but you do not have to speak. If you wish to speak, you should file and serve either an objection or a notice of intention to appear.

The Court will hold a Final Approval Hearing at 10:00 a.m., on January 31, 2013, in Department 17, Alameda County Superior Court, County Administration Building, 1221 Oak Street, Oakland, CA 94612. (Please note that due to unforeseen circumstances, the Final Approval Hearing date may change without further formal notice being disseminated). At this hearing, the Court will consider whether the Settlement is fair, reasonable, adequate and in the best interests of the Settlement Class. If there are objections, the Court will consider them. The Court will listen to people who have requested to speak at the hearing. The Court may also consider the Fee Award to be paid to Plaintiffs’ Counsel by Opnext or its successor entity (or an entity on its behalf). The Court may decide these issues at the hearing or take them under consideration. We do not know how long the Court’s decision will take.

If you are a Class member, you do not have to attend the Final Approval Hearing. Plaintiffs’ Counsel will answer questions the Court may have, but you are welcome to come at your own expense. If you send an objection, you do not have to come to Court to talk about it. As long as you submitted your written objection on time, the Court will consider it. You may also pay your own lawyer to attend, but it is not necessary.

You may ask the Court for permission to speak at the Final Approval Hearing. To do so, you must send a letter saying that it is your intention to appear in Martin Zilberberg v. Charles J. Abbe, et al., No. RG12623460. Be sure to include your name, address, telephone number, your signature, the number of shares of Opnext common stock you at any time from and including March 26, 2012, through and including July 23, 2012, the date of the consummation of the Merger, and proof of ownership. Your notice of intention to appear must be received no later than January 17, 2013 by the Clerk of the Court, Class counsel and Defense counsel, at the addresses listed above.

GETTING MORE INFORMATION

DO NOT CONTACT THE COURT REGARDING THIS FORM 8-K. If you would like more information or have any questions with regard to the settlement, you may write or call the following:

Louis Boyarsky

GLANCY BINKOW & GOLDBERG LLP

1925 Century Park East, Suite 2100

Los Angeles, CA 90067

310.201.9150

Additionally, the notice and other important documents related both to this action and the Delaware action may be found at http://www.glancylaw.com/case/opnext-inc.

If you wish to review the Court’s docket in this case, you may do so by visiting the DomainWeb, the Court’s public access website. To do this, direct your browser to http://apps.alameda.courts.ca.gov.domainweb/html.index.html and click on the “Case Summary” hyperlink at the top. Where it says “enter the case number,” type RG12623460. Your browser will be directed to information regarding this case. You may view the Court’s docket from here, including but not limited to, documents filed with the Court (on the “Register of Actions”), rulings and orders, and other information.